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                                                                     EXHIBIT - 2

                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (the "Termination Agreement") is entered into as of this 30th day of August, 2001, among DAVID A. STRAZ, JR. ("Straz"), ROY E. CRIPPEN, III ("Crippen"), RCF COMPANY LTD. PARTNERSHIP ("RCF L.P."), the ROY EDWARD CRIPPEN III (1998) ANNUITY TRUST UNDER AGREEMENT DATED OCTOBER 26, 1998 (the "Trust"), MARC J. FRATELLO ("Fratello"), and MJF LIMITED PARTNERSHIP ("MJF L.P.") (hereinafter Straz, Crippen and Fratello are referred to individually as a "Principal Stockholder" and collectively as the "Principal Stockholders") and MJF L.P., the Trust and RCF L.P. and other persons that become parties hereto after the date of this Agreement in accordance with the terms and provisions contained herein (the "Additional Stockholders") (hereinafter the Principal Stockholders and the Additional Stockholders are referred to individually as a "Stockholder" and collectively as the "Stockholders").

                                    RECITALS:

         WHEREAS, the Stockholders are parties to a Stockholders' Agreement dated June 9, 1999 (the "Stockholders' Agreement") relating to the shares of capital stock of POWERCERV CORPORATION, a Florida corporation (the "Corporation"), owned by them;

         WHEREAS, the Stockholders desire to terminate the Stockholders' Agreement and believe it to be in their mutual best interest to eliminate the restrictions and obligations imposed thereby.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. TERMINATION OF STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement is hereby terminated and shall be of no further force or effect, and each Stockholder hereby releases each other Stockholder from all claims he or it may have against the other pursuant to the Stockholders' Agreement.

         2. GOVERNING LAW. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         3. AMENDMENT. This Termination Agreement may be amended, altered or modified only by the execution of a written agreement signed by all of the Stockholders.

         4. BINDING EFFECT. This Termination Agreement shall be binding upon the parties, their heirs, personal representatives, successors and permitted assigns.

         5. FURTHER ASSURANCES. The Stockholders, by the signing hereof, hereby agree to execute and deliver such other documents and agreements, including but not limited to assignments, bills of sale, stock powers, or resolutions, as may be reasonably necessary, desirable or convenient in order to effect the purposes hereof.

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         6.       COUNTERPARTS. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

         7. CONSTRUCTION AND REPRESENTATION. The parties understand and acknowledge that they have each been represented by (or have had the opportunity to be represented by) counsel in connection with the preparation, execution and delivery of this Termination Agreement. This Termination Agreement shall not be construed against any party for having drafted it.

         IN WITNESS WHEREOF, the parties have executed this Termination Agreement effective as of the day and year first above written.

WITNESSES:


--------------------------------           -------------------------------------
                                           David A. Straz, Jr.

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--------------------------------           -------------------------------------
                                           Roy E. Crippen, III

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                                           RCF COMPANY LTD. PARTNERSHIP


                                           By:
--------------------------------               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
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                                           ROY E. CRIPPEN III (1998) ANNUITY
                                           TRUST UNDER AGREEMENT DATED
                                           OCTOBER 26, 1998


                                           By:
--------------------------------               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
--------------------------------                 -------------------------------


--------------------------------           -------------------------------------
                                           Marc J. Fratello

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                                           MJF LIMITED PARTNERSHIP


                                           By:
--------------------------------               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
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